____________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of The
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

             Texas Vanguard Oil Company
(Exact name of registrant as specified in its charter)

          Texas                     000-24778             74-2075344
(State or other jurisdiction of    (Commission         (IRS Employer
 incorporation or organization)     File No.)        Identification No.)


                    9811 Anderson Mill Road, Suite 202
                          Austin, Texas 78750
                 (Address of principal executive office)
                 Issuer telephone number:  (512) 331-6781

Section 4  Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrants Certifying Accountant

On November 6, 2007, the audit committee of Texas Vanguard Oil Company approved a mutual agreement with the Companys independent auditor, Sprouse & Anderson, LLP, to terminate Sprouse & Andersons engagement as the Companys independent auditor and to engage Padgett, Stratemann
& Co., LLP as the Companys new auditor. Sprouse & Anderson has merged with the firm of Padgett, Stratemann & Co., L.L.P. and thus has agreed to resign as the Companys auditor. At the same time, the Companys audit committee has approved the engagement of Padgett, Stratemann & Co., LLP as the new auditor and expects to maintain a continuity of auditing experience and personnel.

At the time of terminating the audit engagement, there were no disagreements between the Company and Sprouse & Anderson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Sprouse & Andersons satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Sprouse & Anderson reported on the Companys financial statements for the fiscal years from 1998 through 2006.

The auditors reports on the financial statements of the Company during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

Item 7  Financial Statements, Pro Form Financial Information and Exhibits

Exhibits

16.1	Letter on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          TEXAS VANGUARD OIL COMPANY
                                          --------------------------
                                          (Registrant)




                                          William G. Watson, President
                                          ----------------------------
                                          William G. Watson, President
                                          (Principal Financial and
                                          (Accounting Officer)

November 6, 2007